Exhibit 5.1

Exhibit 5.1 August 17, 2007	ONE SHELL PLAZA 910 LOUISIANA HOUSTON, TEXAS 77002-4995 TEL +1 713.229.1234 FAX +1 713.229.1522 www.bakerbotts. com	AUSTIN BEIJING DALLAS DUBAI HONG KONG HOUSTON LONDON MOSCOW NEW YORK RIYADH WASHINGTON
Exterran Holdings, Inc.
4444 Brittmoore
Houston, Texas 77041
Ladies and Gentlemen:
     As set forth in the Registration Statement on Form S-8 (the “Registration Statement”) to be filed by Exterran Holdings, Inc., a Delaware corporation (the “Company”), with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”), relating to the issuance of an aggregate of 2,344,188 shares (the “Shares”) of the Company’s common stock, par value $0.01 per share, of which (i) 38,311 Shares are issuable pursuant to stock options issued to former employees of Hanover Compressor Company, a Delaware corporation (“Hanover”), pursuant to the Hanover Compressor Company 1998 Stock Option Plan; (ii) 40,149 shares are issuable pursuant to stock options issued to former employees of Hanover pursuant to the Hanover Compressor Company December 9, 1998 Stock Option Plan; (iii) 24,577 shares are issuable pursuant to stock options issued to former employees of Hanover pursuant to the Hanover Compressor Company 1999 Stock Option Plan; (iv) 183,903 shares are issuable pursuant to stock options issued to former employees of Hanover pursuant to the Hanover Compressor Company 2001 Stock Incentive Plan; (v) 249,423 shares are issuable pursuant to stock options issued to former employees of Hanover pursuant to the Hanover Compressor Company 2003 Stock Incentive Plan; (vi) 20,000 shares are issuable to former employees of Hanover pursuant to The Hanover Companies Retirement Savings Plan; and (vii) 1,787,825 shares are issuable pursuant to stock options issued to former employees of Universal Compression Holdings, Inc., a Delaware corporation (“Universal”), pursuant to the Universal Compression Holdings, Inc. Incentive Stock Option Plan (collectively, the “Plans”), certain legal matters in connection with the Shares are being passed upon for you by us. The Shares are being registered on the Registration Statement in connection with the business combination of Hanover and Universal pursuant to an Agreement and Plan of Merger, dated as of February 3, 2007, among the Company, Universal, Hanover, Ulysses Sub, Inc., a Delaware corporation, and Hector Sub, Inc., a Delaware corporation (as amended, the “Merger Agreement”). At your request, this opinion is being furnished to you for filing as Exhibit 5.1 to the Registration Statement.
     In our capacity as your counsel in the connection referred to above, we have examined (i) the Certificate of Incorporation of the Company, as amended to date and as currently in effect, (ii) the Bylaws of the Company, as amended to date and as currently in effect, (iii) the form of Restated Certificate of Incorporation of the Company to be in effect as of the consummation of the transactions contemplated by the Merger Agreement, (iv) the Amended and Restated Bylaws of the Company to be in effect as of the consummation of the transactions contemplated by the Merger Agreement, (v) the Merger Agreement, (vi) originals, or copies certified or otherwise identified, of the Plans, (vii) corporate records of the Company, including minute books of the Company as furnished to us by the Company, certificates of public officials and of representatives of the Company, statutes and other instruments and documents as a basis for the opinions hereinafter expressed. In giving such opinions, we have relied on certificates of officers of the Company and of public officials with respect to the accuracy of the factual matters contained in such certificates. In making our examination, we have assumed that all signatures on all documents examined by us are genuine, that all documents submitted to us as originals are accurate and complete, that all documents submitted to us as copies are true and correct copies of the originals thereof and that all information submitted to us was accurate and complete. In addition, we have assumed for purposes of this opinion that the consideration received by the Company for the Shares will be not less than the par value of the Shares.
     On the basis of the foregoing, and subject to the assumptions, limitations and qualifications set forth herein, we are of the opinion that, when the transactions contemplated by the Merger Agreement have been completed in accordance with the terms of the Merger Agreement and the Restated Certificate of Incorporation of the Company has been filed with the Secretary of State of the State of Delaware, the Shares will have been duly authorized by all necessary corporate action on the part of the Company and, upon issuance and delivery of the Shares from time to time pursuant to the terms of the applicable award or Plan for the consideration established pursuant to the terms of such award or Plan and the Merger Agreement and otherwise in accordance with the terms and conditions of such award or Plan, including, if applicable, the lapse of any restrictions relating thereto, the satisfaction of any performance conditions associated therewith and any requisite determinations by or pursuant to the authority of the Board of Directors of the Company or a duly constituted and acting committee thereof as provided therein, and, in the case of stock options, the exercise thereof and payment for such Shares as provided therein, and assuming the continued updating and effectiveness of the Registration Statement, such Shares will have been validly issued, fully paid and nonassessable.
     This opinion is limited in all respects to the General Corporation Law of the State of Delaware, as in effect on the date hereof.
     We hereby consent to the filing of this opinion of counsel as Exhibit 5.1 to the Registration Statement. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act and the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Baker Botts L.L.P.
RJM/JRD